Exhibit 3.189

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT RC, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COLUMBIA AMERICA RC, INC.” TO “LIFEPOINT RC, INC. ”, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 4:30 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF JULY, A.D. 2001, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIFEPOINT RC, INC. ”.

2969986 8100H	/s/ Jeffrey W. Bullock

110294319 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8621083 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/23/1998
981450221 – 2969986
CERTIFICATE OF INCORPORATION
OF
COLUMBIA AMERICA RC, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory hereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “corporation”) is Columbia America RC, Inc.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is $.01 dollar. All such shares are of one class and are shares of Common Stock.
     FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Melinda S. Lampkin	One Park Plaza
Nashville, TN 37203
     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under SS 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under SS 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agreed to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to the said application has been on made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of SS109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be, exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of SS 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporations unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall he authorized to issue only one class of stock, each outstanding share shall entitle the bolder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitled the holder thereof to the, right to vote at any meeting of stockholders except as the, provisions of paragraph (2) of subsection (b) of SS 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of SS 102 of the General Corporation Law of the State of Delaware, as the same may he amended and supplemented.
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of SS 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive, of any other rights to which those indemnified may be entitled tinder any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may or inserted in the manner and at the time provisions authorized by said laws, and all tights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
     The effective time of the certificate of incorporation of the corporation, and the time when the existence of the corporation shall commence shall be upon filing.
Signed on November 23, 1998.

/s/ Melinda S. Lampkin
Melinda S. Lampkin, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/07/1999
991184889 – 2969986
CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
COLUMBIA AMERICA RC, INC
     Columbia America RC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and recommending its consideration and adoption by unanimous written consent of the sole stockholder of said corporation The proposed amendment, set forth in full, is as follows:
     The Article numbered “First” of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to be and read as follows:
     FIRST: The name of the corporation (hereinafter called the “corporation”) is LifePoint RC, Inc.
     SECOND: That thereafter said amendment was consented to and authorized by the sole holder of all of the issued and outstanding capital stock of said corporation, by means of a unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the minutes of said corporation.
     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 7th day of May, 1999.

Columbia America RC, Inc.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/11/2001
010334032 – 2969986
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LIFEPOINT RC, INC.
     LifePoint RC, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”, DOES Hereby CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution Proposing and declaring advisable the following amendment to the certificate of Incorporation of said corporation:
     That Article Seven of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety The remarking Articles are renumbered accordingly.
     SECOND: That stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 11th day of Jully, 2001.

LIFEPOINT RC INC.
By:	/s/ William F. Carpenter III
William F. Carpenter III
Senior Vice President General Counsel and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041334 – 2969986
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

* * * * *
     LifePoint RC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
     DOES HEREBY CERTIFY:
     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.
     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
      That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 10th day of December, 2001.

/s/ William F. Carpenter III

Signature William F. Carpenter III
Title Secretary

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.